                                                                    EXHIBIT 3.13

                          CERTIFICATE OF INCORPORATION

                                       OF

                             NALCO DELAWARE COMPANY

                                      * * * * *

      1. The name of the corporation is

                             NALCO DELAWARE COMPANY

      2. The address of its registered office in the State of Delaware is
Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County
of New Castle. The name of its registered agent at such address is The
Corporation Trust Company.

      3. The nature of the business or purposes to be conducted or promoted is:

      To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      The purpose of the corporation is to provide long term financing for corporate acquisitions, business expansion, and product development. The corporation will also manage the income it receives which will consist primarily of interest, but may potentially include dividends and gains and losses.

      4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to one thousand Dollars
($1,000).

      The holders of capital stock shall, upon the issuance or sale of shares of stock of any class (whether now or hereafter authorized) or any securities convertible into such stock, have the right, during such period of time and on such conditions as the board of directors shall prescribe, to subscribe to and purchase such shares or securities in proportion to their respective holdings of capital stock, at such price or prices as the board of directors may from time to time fix and as may be permitted by law.

      5. The name and mailing address of each incorporator is as follows:

     NAME                                    MAILING ADDRESS
     ----                                    ---------------
J. L. Austin                            Corporation Trust Center
                                        1209 Orange Street
                                        Wilmington, Delaware 19801

T. L. Ford                              Corporation Trust Center
                                        1209 Orange Street
                                        Wilmington, Delaware 19801

R. L. Parsons                           Corporation Trust Center
                                        1209 Orange Street
                                        Wilmington, Delaware 19801

      6. The corporation is to have perpetual existence.

      7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

      8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

      Meetings of stockholders may be held within or without the State of
Delaware, as the by-laws may provide. The books of the corporation may be kept
(subject to any provision contained in the statutes) outside the State of
Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

      9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation
Law, or (iv) for any transaction from which the director derived any improper personal benefit.

      11. This certificate of incorporation shall be effective on March 7, 1991.

      WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 7th day of March, 1991.

                             /s/ J. L. Austin
                             ------------------------
                             J. L. Austin

                             /s/ T. L. Ford
                             ------------------------
                             T. L. Ford

                             /s/ R. L. Parsons
                             ------------------------
                             R. L. Parsons